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                                                                   EXHIBIT 99.2

               [LOGO OF STATION CASINOS INC.-Registered Trademark-]

CONTACT:          GLENN C. CHRISTENSON, (800) 544-2411
                  EXECUTIVE VICE PRESIDENT/CHIEF FINANCIAL OFFICER/ CHIEF ADMINISTRATIVE OFFICER
                  STATION CASINOS, INC.

                  ROD S. ATAMIAN, (800) 544-2411
                  VICE PRESIDENT OF FINANCIAL SERVICES
                  STATION CASINOS, INC.

                  JACK TAYLOR,  (702) 221-6900
                  DIRECTOR OF CORPORATE PUBLIC RELATIONS
                  STATION CASINOS, INC.

FOR IMMEDIATE RELEASE:     JULY 20, 2000

                   STATION ANNOUNCES STRATEGIC REPOSITIONING:
      COMPANY AGREES TO ACQUIRE FIESTA CASINO HOTEL, SELL MISSOURI HOLDINGS

LAS VEGAS---Station Casinos, Inc. (NYSE: STN) today reaffirmed its commitment to the Las Vegas locals' market with the announcement of a strategic repositioning focused on Southern Nevada.

         "We continue to believe that the steady population growth in Las Vegas, coupled with our operating experience and success in this market, provides a solid platform to support our continued investment in the Las Vegas metropolitan area," said Frank J. Fertitta III, chairman and chief executive officer. "We are excited about the strategic opportunities and value that this repositioning will provide our customers, team members, and shareholders."

         Station Casinos, Inc. ("Station" or "the Company") today announced it has entered into a definitive agreement to acquire the Fiesta Casino Hotel in North Las Vegas, Nev., from Fiesta Hotel Corporation ("Fiesta"), a subsidiary of Joe G. Maloof & Company, Inc. ("Maloof"). The purchase price of $185 million includes a non-compete agreement with Maloof, Fiesta, and certain members of the Maloof family. The all-cash purchase has been approved by the boards of directors of Station, Maloof and Fiesta and is expected to close by January 31, 2001. Completion of the acquisition is subject to regulatory approvals.

         The Fiesta Casino Hotel is located at the intersection of Lake Mead Boulevard and Rancho Road in North Las Vegas, near the Texas Station Gambling Hall & Hotel. Situated on 25 acres, the Fiesta currently offers approximately 70,000 square feet of casino space featuring 1,900 gaming devices and 30 table games, 100 guest rooms, four full-service restaurants, a buffet, several fast-food outlets, bingo, and a

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race and sports book. Upon completion of the transaction, the property will retain the Fiesta name and theme.

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Station Strategic Repositioning - add one

         George Maloof, president of Fiesta Hotel Corporation, said, "The Fiesta brand is a natural fit for Station and will complement the existing Station brand in Las Vegas. Station shares the same high standards of quality service and value for which we have become known. In considering the sale for our employees, we valued Station's reputation as a distinguished employer and the range of opportunities for growth that this transaction would provide. We are pleased that the Fiesta will join Station's franchise of premier gaming and entertainment properties for Las Vegas residents."

         The Fiesta purchase follows Station's announcement in June that it has entered into an agreement to purchase the Santa Fe Hotel & Casino in Las Vegas, Nev., from Santa Fe Hotel, Inc. (SFHI), a subsidiary of Santa Fe Gaming Corporation (SFGC). The Santa Fe transaction is expected to close in the fourth quarter of 2000.

         "The acquisition of the Fiesta is a natural progression in our strategy to maintain a leadership position in the Las Vegas locals' market," Fertitta said. "Together with the Santa Fe, the Fiesta property solidifies our franchise in northwest Las Vegas, while providing a platform to further develop the Fiesta brand as a complement to the Station brand. The Fiesta has been successful in differentiating itself as a dynamic, mid-sized casino, blending many of the same elements of our Station brand in appealing to Las Vegas residents. We expect to utilize this brand at sites where a smaller footprint is required or advantageous."

         As part of its repositioning strategy, Station also announced it has entered into a definitive agreement to sell its Missouri properties, Station Casino St. Charles and Station Casino Kansas City, to a group led by John Finamore, president of Station's Midwest operations, and William W. Warner, the company's vice president of finance.

         The purchase price for the Missouri assets is $475 million. However, the Company expects net cash received to exceed the purchase price, based on its belief that it can complete a like-kind exchange for the properties.

         Frank Fertitta said, "The sale of the Missouri assets is consistent with our Company's focus on expanding our presence in the Las Vegas market, where we have generated exceptional returns on invested capital. While the transaction will be dilutive to earnings initially, it reflects the Company's commitment to maintaining a strong balance sheet, which provides the flexibility to capitalize on the master planning and new development opportunities embedded in our Las Vegas franchise. We believe the sale will also create more long-term shareholder value by focusing all the Company's resources on Las Vegas. Its completion provides us the most strategically focused portfolio of assets in the gaming industry."

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         Station has a portfolio of six fully entitled parcels for the development of new gaming properties in the Las Vegas Valley. The addition of the Fiesta brand to the existing Station brand will provide added flexibility for future development at any time.

         The Missouri transaction is subject to certain customary contingencies, including the purchaser's receipt of regulatory approvals and financing.

         In order to ensure it has the management resources to accomplish its Las Vegas-based strategy, the Company also announced today that Lorenzo J. Fertitta will join the Company's management team full-time with the title of president. He will report to Frank J. Fertitta III, who will continue to serve as the chairman and chief executive officer of the Company. Blake L. Sartini will remain chief operating officer, member of the board of directors and a principal shareholder.

         Lorenzo Fertitta is a principal shareholder and a co-founder of the Company, having served as a member of the Board of Directors of the Company since 1991. He holds an MBA from New York University and has been actively involved in the strategic direction of the Company, serving as a consultant and frequent advisor to the chairman of the board.

         Frank Fertitta said, "As our Company has grown, so has our need for Lorenzo to take a more active role in the day-to-day management of the Company's business. He has a unique understanding of our Las Vegas locals strategy and the confidence of our entire management team."

         Two other Station executives, Don Marrandino and Kevin Kelley, have been promoted as part of the repositioned management structure.

         Marrandino, president/general manager of Boulder Station and Sunset Station, will become president of East Las Vegas operations with overall management responsibility for Boulder Station, Sunset Station, Barley's Casino and Brewing Co., Southwest Gaming Services and the new Station Casino Green Valley Ranch.

         Kelley, president/general manager of Texas Station, will become president of West Las Vegas operations with overall management responsibility for Texas Station, Palace Station, The Wild Wild West Gambling Hall & Hotel, the future Santa Fe Station, and the Fiesta brand.

         Station Casinos, Inc. is a multi-jurisdictional gaming Company that owns and operates the Palace Station Hotel & Casino, the Boulder Station Hotel & Casino, the Texas Station Gambling Hall & Hotel, and the Wild Wild West Gambling Hall & Hotel in Las Vegas, Nev., Sunset Station Hotel & Casino in Henderson, Nev., as well as slot machine route management services in Clark County, Nev. Station Casinos, Inc. also owns and operates Station Casino St. Charles, a gaming and entertainment facility in St. Charles, Mo., and Station Casino Kansas City, a gaming and entertainment facility in Kansas City, Mo.

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         This press release may be deemed to contain certain forward-looking statements with respect to the business, financial condition, and results of operations of the Company and its subsidiaries which involve risks and uncertainties including, but not limited to, changes in the financial markets, licensing and other regulatory risks, competition from other gaming operations, and construction risks. Further information on potential factors which could affect the business, financial condition, and results of operations of the Company and its subsidiaries, are included in the filings of the Company with the Securities and Exchange Commission, including, but not limited to the Company's Annual Report on Form 10-K for the year ended December 31, 1999, and its Registration Statement on Form S-4 File No. 333-71227. The Company's 1999 Annual Report is available to view on its website at www.stationcasinos.com.

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